UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2022

Commission file number: 333-260017

SENSASURE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	87-2406468
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

505 Park Ave. 4th Floor, NY, NY	10022
(Address of principal executive offices)	(Zip Code)

(347) 325-4677

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Conversion of Preferred Stock to Common Stock

Effective January 31, 2022 the Board of Directors of Sensasure Technoligies, Inc. (the “Company”) held a meeting regarding the conversion of the Company’s Preferred Stock held by several parties into Common Shares.

The Company has two (2) classes of outstanding Preferred Stock, Class A and Class B. Each class of Preferred Shares has a conversion rate of 1:1,000 Preferred to Common. The Board had received a request from holders of Preferred Stock to allow them to convert their shares into Common Stock. The request was made given the Company has decided to become a reporting company with the Securities and Exchange Commission (“SEC”) and potentially the trading of its shares of Common Stock in a public market.

The Class A Preferred shares currently have 24,371 shares issued and outstanding. The Class B Preferred Shares currently have 31,500 shares issued and outstanding. The conversion of the Class A Preferred would result in the issuance of 24,371,000 shares of Common Stock and the conversion of the Class B Preferred would result in the issuance of 31,500,000 shares of of Common Stock. The Board has discussed and approved the conversion of both classes of Preferred Stock and agrees that the conversion should be done prior to the Company seeking to have its Common Stock traded in a public market.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) SENSASURE TECHNOLOGIES, INC.

Date February 2, 2022

By	/s/ JOHN TRAINOR
President and Director

*	Print the name and title of the signing officer under such officer’s signature.

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